Exhibit 10.02

ATTACHMENT A

FORM OF GENERAL RELEASE

THIS GENERAL RELEASE (this “Agreement”) entered into as of the [•] day of [•] between SOUTHWEST GAS CORPORATION, a California corporation (the “Company”), and [•] (the “Executive” and, together with the Company, “the parties”).

The Executive acknowledges that the Executive’s employment with the Company terminated effective [•] (the “Termination Date”). The Executive further acknowledges that the Executive has received the Executive’s final paycheck, which includes the Executive’s final wages and pay for any accrued but unused vacation or personal days through the Executive’s last day of employment, less withholdings. The parties acknowledge that except as provided for in this Agreement, all benefits and perquisites of employment ceased as of the Termination Date.

Further, upon execution without revocation of this Agreement, the Company will provide the Executive with the severance benefits (the “Severance Benefits”) set forth in and subject to the terms of Section 3 of the Change in Control Agreement entered into and effective as of the [•] day of [•] between the Executive and the Company (the “Change in Control Agreement”).

The Executive understands and agrees that the Executive is not entitled to any compensation, benefits, remuneration, accruals, contributions, reimbursements, bonus, equity or equity-linked grant, vesting, or vacation or other payments from the Company other than the Severance Benefits, and that any and all payments and benefits the Executive may receive under this Agreement are subject to all applicable taxes and withholdings. The Executive further understands and agrees that the Executive’s eligibility for any Severance Benefits is subject to the Executive’s compliance with the terms and conditions of this Agreement and the Change in Control Agreement.

In exchange for Severance Benefits, which the Executive acknowledges exceed any amounts to which the Executive otherwise may be entitled under the Company’s policies and practices or applicable law, the Executive and the Executive’s representatives completely release from, and agree to not file, cause to be filed or pursue against, the Company, its affiliated, related, parent or subsidiary companies, and its present and former directors, officers, employees and agents (the “Released Parties”) all claims of any kind, known and unknown, which the Executive may now have or have ever had against any of them, or arising out of the Executive’s relationship with any of them, including all claims for compensation and bonuses, attorneys’ fees, and all claims arising from the Executive’s employment with the Company or the termination of the Executive’s employment, whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction (the “Released Claims”). By way of example and not limitation, the Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended, the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the federal Worker Adjustment Retraining Notification Act of 1988, as amended (“WARN Act”) (or any comparable state law in any jurisdiction). Finally, the Executive agrees that with the exception of the Executive’s final wages and pay for any accrued but unused vacation or personal days through the Executive’s last day of employment, less withholdings, all other payments and benefits referenced in this Agreement are in excess of any amounts to which the Executive otherwise is legally entitled, and that these amounts shall be offset against any

WARN Act (or other similar federal, state or local) notice or pay in lieu of notice obligation, if any, that the Company may be found to have in the future.

[Delete this paragraph if the Executive is under 40 years of age. Use 21 day review period if only one employee is being terminated and offered consideration in exchange for signing a release and that employee is 40 or older. Use 45 day review period and include Attachment 1 only if one or more employees are being terminated and offered consideration in exchange for signing a release at least one of whom is 40 or older. Regardless of how many employees are being terminated and offered consideration in exchange for signing a release, only those employees who are 40 or older have a legal right to a 21 or 45 day review period and/or Attachment 1.] In this paragraph, the Executive is provided with specific information required under the ADEA. The Executive acknowledges that the Executive has received and reviewed any and all information required, if any, by the ADEA or the Older Workers Benefit Protection Act of 1990, as amended, pertaining to the Executive’s termination from the Company[, including the information in Attachment 1]. The Executive agrees that the Executive’s release of claims in this Agreement includes a knowing and voluntary waiver of any rights the Executive may have under the ADEA. The Executive acknowledges that the Executive has been given an opportunity to consider for [twenty-one (21)] OR [forty-five (45)] days the terms of this Agreement, although the Executive may sign this Agreement beforehand, and that the Executive is advised by the Company to consult with an attorney. The Executive further understands that the Executive can revoke the Executive’s waiver of ADEA claims within seven (7) days of signing it, but that the Executive will not be eligible for any Severance Benefits if the Executive revokes the Executive’s waiver. Revocation must be made by delivering a written notice of revocation to:

Southwest Gas Corporation

5241 Spring Mountain Road

Las Vegas, Nevada 89150

Attn: General Counsel

The Executive acknowledges and agrees that for the revocation to be effective, the written notice must be received no later than the close of business (5:00 p.m. P.S.T.) on the seventh (7th) day after the Executive signs this Agreement. This Agreement will become effective and enforceable on the eighth (8th) day following the Executive’s execution of this Agreement, provided the Executive has not exercised the Executive’s right to revoke this Agreement. The Executive further agrees that any change to this Agreement, whether material or immaterial, will not restart the [twenty-one (21)] OR [forty-five (45)] day review period.

Notwithstanding the foregoing, the parties acknowledge and agree that the Executive is not waiving or being required to waive any right that cannot be waived as a matter of law, including the right to file a charge with or participate in an investigation by a governmental administrative agency.

The Executive further agrees to maintain this Agreement and its contents in the strictest confidence and agrees that the Executive will not disclose the terms of this Agreement to any third party (other than the Executive’s legal and financial advisors) without the prior written consent of the Company, unless otherwise required by law. The Executive also agrees that the Executive will not make or publish, either orally or in writing, any disparaging statement regarding any Released Parties. The parties further agree that the Executive will refer any third party reference requests to [•], who will respond by confirming dates of employment and last position held only.

The Executive agrees not to disclose any confidential or proprietary information or know-how belonging to the Company or acquired by the Executive during the Executive’s employment with the Company.

The Executive and the Company further agree that the sole remedy for any and all disputes arising out of or based on the terms, interpretation, application, or alleged breach of this Agreement, including any of the Released Claims, shall be resolved in an arbitration proceeding pursuant to Section 5 of the Change in Control Agreement.

The entire understanding and agreement between the parties has been incorporated into this Agreement, and this Agreement supersedes all other agreements, negotiations, and understandings between the Executive and the Company with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by both parties. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada. It is intended by the parties that this Agreement be interpreted in accordance with its fair and simple meaning, not for or against either of the parties, and neither of the parties shall be deemed to be the drafter of this Agreement. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one (1) and the same Agreement. If any portion or provision of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining portions or provisions hereof shall not be affected.

Finally, by the Executive’s signature below, the Executive acknowledges each of the following: (a) that the Executive has read this Agreement or has been afforded every opportunity to do so; (b) that the Executive is fully aware of the Agreement’s contents and legal effect; and (c) that the Executive has chosen to enter into this Agreement freely, without coercion and based upon the Executive’s own judgment and not in reliance upon any promises made by the Company other than those contained in this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

SOUTHWEST GAS CORPORATION

By:
Name:
Title:

EXECUTIVE:

ATTACHMENT 1

In order to be eligible to receive the Severance Benefits, you must:

•	Be employed by the Company in good standing as of the Termination Date; and

•	Sign the accompanying General Release and not revoke it for a period of seven (7) days after its execution.

[NOTE: The following summary description of layoff criteria is only a sample. Make sure to tailor the summary to the actual criteria applied.] The Company selected individuals for inclusion in the reduction in force (“RIF”) based on Company needs and strategic objectives, and employee skills and performance.

Job Titles And Ages Of Employees Who Were And Were Not Selected For RIF:

Selected for RIF		Eligible but not selected for RIF
Job Title	Age	Job Title	Age

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